UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2008

OXFORD RESIDENTIAL PROPERTIES I LIMITED PARTNERSHIP

(Exact name of Registrant as specified in its charter)

Delaware	0-14533	52-1322906
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Oxford Residential Properties I Limited Partnership, a Delaware limited partnership (the “Registrant”), owns a 100% interest in ORP Three, L.L.C., a Maryland limited liability company (the “Partnership”). The Partnership owns Raven Hill Apartments (“Raven Hill”), a 304-unit apartment complex located in Burnsville, Minnesota.  On August 12, 2008 (the “Effective Date”), the Partnership entered into a Purchase and Sale Contract (the “Purchase Agreement”) with third parties, Nighthawk Properties, LLC, a Minnesota limited liability company, and Osprey Properties Limited Partnership, LLLP, a Minnesota limited liability limited partnership (collectively, the “Purchaser”), to sell Raven Hill to the Purchaser for a total sales price of $23,000,000.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as an exhibit.

PURCHASE PRICE.  The total purchase price is $23,000,000, subject to certain prorations and adjustments at the closing.  The Purchaser delivered an initial deposit of $200,000 to Stewart Title Guaranty Company (“Escrow Agent”).

FEASIBILITY PERIOD.  The feasibility period ends on August 20, 2008.  If the Purchaser fails to notify the Partnership in writing of its intent to terminate the contract prior to the end of the feasibility period, the deposit will become non-refundable.

CLOSING.  The expected closing date of the transaction is August 29, 2008. The Partnership has the right to extend the closing date one or more times, but not beyond October 31, 2008, in order to receive consent of the Registrant’s limited partners.  In addition, the Partnership and the Purchaser each has the right to extend the closing date for a period of 30 days by delivering written notice. The closing is also subject to customary closing conditions and deliveries.

COSTS AND FEES.  The Purchaser will pay transfer, sales, use, gross receipts or similar taxes, any mortgage registry taxes, recording costs, all premiums for the title policy and one half of the customary closing costs of the Escrow Agent. The Partnership will pay all recording charges required to cure any title objections, state deed taxes, service charges with respect to the title policy and one-half of the customary closing costs of the Escrow Agent.

REPRESENTATIONS AND WARRANTIES.  The Partnership and the Purchaser each made limited representations and warranties to the other.

RISK OF LOSS.  The risk of loss or damage to Raven Hill by reason of any insured or uninsured casualty during the period through and including the closing date equal to or less than $500,000 will be borne by the Partnership. The Partnership must maintain in full force and effect until the closing date all existing insurance coverage on Raven Hill.

ASSIGNMENT.  With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without first obtaining the prior written approval of the Partnership.

DEFAULTS AND REMEDIES.  If the Purchaser defaults on its obligations to deliver when required any required deposits, the purchase price or any other specified deliveries, the Purchaser agreed to forfeit its deposits to the Partnership, and neither party will be obligated to proceed with the purchase and sale.  The Partnership expressly waived the remedies of specific performance and additional damages for any such defaults by the Purchaser.

If the Partnership, prior to the closing, defaults in its representations, warranties, covenants, or obligations, the Purchaser has the option of (i) terminating the Purchase Agreement, receiving a return of its deposits, and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $75,000 or (ii) seeking specific performance of the Partnership’s obligation to deliver the deed pursuant to the Purchase Agreement.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

10.17

Purchase and Sale Contract between ORP Three, L.L.C., a Maryland limited liability company, and Nighthawk Properties, LLC, a Minnesota limited liability company, and Osprey Properties Limited Partnership, LLLP, a Minnesota limited liability limited partnership, dated August 12, 2008.*

10.18

First Amendment to Purchase and Sale Contract between ORP Three, L.L.C., a Maryland limited liability company, and Nighthawk Properties, LLC, a Minnesota limited liability company, and Osprey Properties Limited Partnership, LLLP, a Minnesota limited liability limited partnership, dated August 14, 2008.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxford Residential Properties I Limited Partnership

By: Oxford Residential Properties I Corporation
Managing General Partner

By: /s/Stephen B. Waters
Stephen B. Waters
Vice President

Date: August 20, 2008